UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     January 18, 2006
SUSQUEHANNA MEDIA CO.
(Exact name of registrant as specified in its charter)

Delaware	333-80523	23-2722964
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
140 East Market Street, York, PA 17401
(Address of principal executive offices)
Registrant’s telephone number, including area code:     (717) 848-5500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Susquehanna Media Co. (“Media”) announced today that it commenced a tender offer (the “Tender Offer”) for cash to purchase any and all of the $150 million outstanding principal amount of its 7 3/8% Senior Subordinated Notes due 2013 (the “Notes”). In connection with the Tender Offer, Media is soliciting consents (the “Consent Solicitation”) to effect certain proposed amendments to the indenture governing the Notes. The Tender Offer and Consent Solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated January 18, 2006, and a related Consent and Letter of Transmittal, which more fully set forth the terms and conditions of the Tender Offer and Consent Solicitation.
The total consideration to be paid for each $1,000 principal amount of Notes validly tendered and accepted for purchase will be determined using a yield equal to a fixed spread of 75 basis points plus the bid-side yield to maturity of the 3.375% U.S. Treasury Note due February 15, 2008. The pricing of the total consideration is expected to occur at 10:00 a.m., New York City time, on January 31, 2006 (such date subject to adjustment). The total consideration includes a consent payment of $30 per $1,000 principal amount of Notes payable only to holders who tender (and do not validly withdraw) their Notes and validly deliver (and do not validly revoke) their consents prior to the consent payment deadline. Holders who tender (and do not validly withdraw) their Notes after the consent payment deadline will be eligible to receive the total consideration minus the consent payment. Holders who tender (and do not validly withdraw) their Notes will receive the accrued and unpaid interest on such Notes through, but not including, the applicable payment date in connection with the tender offer. The consent payment deadline is scheduled to be 5:00 p.m., New York City time, on January 31, 2006, unless terminated or extended.
The Tender Offer is scheduled to expire at midnight, New York City time, on February 14, 2006, unless terminated or extended.
The complete announcement is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.
In addition to historical information, this report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of management’s views and assumptions regarding business performance as of the time the statements are made, and management does not undertake any obligation to update these statements. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. These forward-looking statements, together with other statements that are not historical, involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of Media, include, but are not limited to: the timely completion of Media’s disposition of its cable and radio business and the risks and uncertainties described in the Offer to Purchase and Consent Solicitation Statement under the headings “Forward-Looking Statements” and “Certain Significant Considerations” and in Media’s reports and filings with the Securities and Exchange Commission, particularly those discussed in its Form 10-K for the year ended December 31, 2004, as amended. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, Media’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, Media does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to he signed on its behalf by the undersigned hereunto duly authorized.

Date January 18, 2006	SUSQUEHANNA MEDIA CO. Registrant

	By:	/s/ David E. Kennedy President and Chief Executive Officer